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Exhibit 16.1

BDO SEIDMAN LOGO	BDO Seidman, LLP Accountants and Consultants	150 Federal Street, 9th Floor Boston, Massachusetts 02110-1745 Telephone: 617-422-0700 Fax: 617-422-0909

February 28, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Helicos BioSciences Corporation, which we understand have been filed with the Securities and Exchange Commission, pursuant to Item 304 of Regulation S-K, as part of the "Change in Accountants" section of the Form S-1 of Helicos BioSciences Corporation. We agree with the statements concerning our Firm in such Form S-1.

Very truly yours,

/s/ BDO Seidman, LLP

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  Exhibit 16.1